Calculation of Filing Fee Tables
S-3
WYNN RESORTS LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary shares representing preferred stock	457(r)				0.0001381
Fees to be Paid	4	Debt	Senior debt securities, senior subordinated debt securities and junior subordinated debt securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (b) An indeterminate aggregate offering price or number of securities of each identified class to be offered at indeterminate prices from time to time is being registered pursuant to this registration statement. (c) In accordance with Rules 456(b) and 457(r), Wynn Resorts, Limited is deferring payment of the registration fee.

[2]	See Offering Note 1.

[3]	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued under a deposit agreement. If fractional interests in shares of preferred stock are issued, depositary receipts will be distributed for such fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement. See also Offering Note 1.

[4]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A